Exhibit No. 10.1

PURCHASE AGREEMENT

This Purchase Agreement (“Agreement”) is entered into as of December 17, 2025, by and between:

DeeptradeX.ai, a licensed, AI-driven digital asset trading platform duly organized and existing under the laws of Australia (“Party A” of “DTX”), and

Professional Diversity Network, Inc., a Delaware corporation with its shares of common stock listed on the Nasdaq Capital Market in the United States (“Party B” or the “Company,” and together with Party A, the “Parties”).

Recitals

WHEREAS, Party B desires to form a strategic relationship with Party A to potentially utilize the services offered on the Web3.0 digital asset platform operated by Party A, and in furtherance of such strategic objective, Party B has agreed to acquire from Party A certain native utility digital tokens issued by the Party A, which are intended to function as a medium of exchange for services on Party A's platform, and Party A has agreed to transfer to Party B such DTT Tokens, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in accordance with the provisions of applicable laws of the United States and Australia, and in consideration of the mutual covenants and agreements contained herein, , the Parties hereby agree as follows:

1. Transaction Structure

1.1 DTT Tokens

Party A shall transfer to Party B 25,937,800 native utility digital tokens issued by Party A (“DTT Tokens”).

1.2 Token Economics of Party A

Total Supply of DTT Tokens by DTX: 1,000,000,000 (One Billion) DTT Tokens.

1.3 Utility Functions:

(a) AI computing power consumption;

(b) AI trading strategy subscription;

(c) Platform and ecosystem service payments.

1.4 DTT Tokens do not represent equity, debt, dividends, governance rights, or profit-sharing interests..

1.5 DTT Token Delivery

Party B shall designate a receiving wallet address in writing. Party A shall complete on-chain delivery within three (3) business days of the Closing Date (as defined in Section 4.5). Delivery is deemed complete upon blockchain confirmation.

1.6 Smart Contract, Lock-Up and Automated Vesting

All DTT Tokens shall be locked and released exclusively by an immutable, time-based smart contract (the “Smart Contract”).

The Smart Contract shall enforce the following schedule automatically and without the need for any further action by either Party:

Lock-Up Period: 12 months from on-chain delivery.

Vesting Period: 24-month linear release period following the lock-up period with 1/24 released monthly over 24 months.

No early unlock, override, or emergency access exists within the Smart Contract code. Each release is verifiable on-chain and constitutes conclusive legal proof. A copy of the third-party audit report for the Smart Contract has been provided to and is deemed satisfactory by Party B as a condition to Closing.

1.7 Representations and Warranties

Party A represents and warrants to Party B that as of the date of this Agreement and as of the Closing Date:

(a) it possesses all rights, title, and interest necessary to deliver the DTT Tokens, free and clear of all liens, claims, and encumbrances;

(b) it is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation;

(c) it is a licensed digital asset trading platform under Australian law, and it has provided true and complete copies of such licenses to Party B;

(d) based on its activities to date, the offer and sale of the DTT Tokens contemplated by this Agreement are not part of a distribution that requires registration under the U.S. Securities Act of 1933, as amended. The DTT tokens are not securities under Australian law;

(e) it has the full corporate power and authority to enter into this Agreement and to perform its obligations hereunder;

(f) the execution and delivery of this Agreement have been duly authorized by all necessary corporate action on its part;

(g) this Agreement constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms;

(h) all information provided by Party A to Party B in the course of Party B’s due diligence, including but not limited to financial statements, technical documentation, and information regarding its management team, is true, complete, and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and

(i) The DTX platform is fully operational and the utility functions of the DTT Tokens as described in Section 1.3 are currently available for use by token holders, and are not merely planned for future development.

1.8 Indemnification

Party A shall indemnify, defend, and hold harmless Party B and its affiliates, directors, officers, employees, and agents from and against any and all losses, damages, liabilities, claims, costs, and expenses (including reasonable attorneys’ fees and costs of investigation) arising from or related to a breach of any representation or warranty made by Party A in Section 1.7 and Section 3 of this Agreement. This indemnification obligation shall specifically cover, without limitation, any losses or expenses arising from any claim, investigation, or proceeding by the SEC or any other regulatory authority asserting that the DTT Tokens are securities or that the transaction contemplated herein constituted an unregistered offering of securities.

1.9 Taxation

Each Party shall bear its own income, capital gains, withholding, and digital asset taxes.

2. Transfer Fee and Payment

2.1 Fee: The total consideration for the DTT Tokens shall be USD2,593,780 (the “Consideration”).

2.2 Payment

Party B shall pay Consideration either (a) in cash, in one lump sum, or (b) in newly issued shares of common stock of Party B (the “Shares”), or in a combination thereof, The total number of shares to be issued shall be equivalent to approximately 1,358,000 Shares, subject to Section 2.4.

2.3 Payment Method: All cash payments shall be made to the bank account designated by Party A. Any stock issuance shall be effected by book-entry through the transfer agent of Party B, in accordance with customary settlement procedures of The Nasdaq Stock Market LLC (“Nasdaq”).

2.4 Nasdaq and Legal Compliance

(a)

Any issuance of Shares shall be structured as exempt issuance from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and subject to approval of the board of directors of Party B and shall comply with applicable U.S. federal and state securities laws and Nasdaq requirements, including Nasdaq Listing Rule 5635. Notwithstanding anything herein to the contrary, Party B shall not issue to Party A, and Party A shall not be entitled to receive, a number of Shares pursuant to this Agreement which, when aggregated with all other issuances of common stock of Party B to Party A under this Agreement or otherwise, would exceed 19.99% of Party B’s outstanding shares of common stock as of November 20, 2025 (the “Cap”), unless and until Party B obtains the requisite shareholder approval as required by Nasdaq Listing Rule 5635. Party B’s transfer agent shall be entitled to rely upon written instructions from the Company in enforcing this provision.

(b)

The issuance price per Share shall be no less than the Minimum Price as defined in Nasdaq Listing Rule 5635(d), which is the greater of (i) the consolidated closing bid price of the common stock immediately preceding the signing of this Agreement or (ii) the average consolidated closing bid price of the common stock for the five consecutive trading days immediately preceding the signing of this Agreement.

2.5 Disclosure

Party A acknowledges and agrees that the issuance of Shares will require Party B to file public disclosures, including Current Report on Form 8-K filings, and disclosure to Nasdaq, and agrees to provide any information reasonably required for such compliance in a timely manner.

2.6 Lock-Up Restriction

Shares issued to Party A shall be subject to a six-month lock-up, during which Party A may not sell, transfer, or dispose of the Shares without Party B’s prior written consent, except where permitted by law.

3. Obligations of Party A

3.1 Regulatory Representation

Party A represents and warrants that the DTT Tokens are utility tokens intended for consumption on the DTX platform, are not marketed or sold by Party A as investment products, and Party A has complied with all applicable laws, including securities, digital asset, anti-money laundering, counter-terrorism financing, sanctions, and consumer protection laws of its jurisdiction and, to the extent its activities are subject thereto, the laws of the United States.

3.2 Smart Contract Integrity

Party A represents that the Smart Contract implementing lock-up period and vesting period has been audited or reviewed and contains no known vulnerabilities, backdoors, or upgrade mechanisms that would allow unilateral modification.

3.3 No Additional Minting

Party A shall not mint, issue, or authorize any additional DTT Tokens beyond the disclosed total supply without the prior written consent of Party B.

3.4 Delivery Requirements

Party A shall deliver the DTT Tokens to Party B’s designated wallet address on-chain at the Closing.

3.5 Securities Representations

Party A represents that:

(a) it is acquiring the Shares for investment purposes only and not with a present view to resale or distribution in violation of applicable securities laws; it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and as a condition precedent to the issuance of any Shares, it shall promptly deliver to Party B a duly executed investor questionnaire and other documentation reasonably required by Party B to verify such status;

(b) it understands that the Shares have not been, and will not be, registered under the Securities Act, or any state securities laws, and are being issued in reliance upon a specific exemption from the registration provisions of the Securities Act and such state securities laws;

(c) it will not sell, transfer or dispose of the Shares except pursuant to an effective registration statement under the Securities Act or an available exemption therefrom;

(d) it will execute such additional investor representation letters or lock-up agreements as reasonably requested by Party B to comply with the Nasdaq rules and applicable securities laws; and

(e) it understands that the Shares are “restricted securities” under the Securities Act and that a restrictive legend in substantially the following form will be placed on any book entries representing the Shares:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.”

4. Obligations of Party B

4.1 Anti-Money Laudering Representation

Party B represents that its wallet addresses used in the transaction are not associated with illicit activity and that Party Party and its beneficial owners satisfy applicable anti-money laundering standards.

4.2 Share Issuance

Party B shall issue the Shares to Party A in accordance with Section 2.

maintains a positive public image. Party A shall reasonably cooperate in such promotional activities.

4.3 Regulatory Compliance

The issuance of Shares is conditioned upon (a) final approval by its board of directors, (b) confirmation that such issuance does not require shareholder approval under the applicable Nasdaq rules, or if required, the receipt of such shareholder approval, and (c) full compliance with U.S. federal and state securities laws.

4.4 Required Disclosures

Party B may make disclosures it deems necessary under the U.S. Securities and Exchange Commission (the “SEC”) and Nasdaq rules. Party A shall reasonably cooperate in providing required information.

4.5 Conditions Precedent to Party B’s Obligations and Closing

The obligations of Party B to consummate the transactions contemplated by this Agreement (the “Closing”) are subject to the satisfaction, on or before the date of Closing (the “Closing Date”), of each of the following conditions, any of which may be waived in writing by Party B:

(a) The representations and warranties of Party A contained in this Agreement shall be true and correct in all material respects as of the Closing Date.

(b) Party B shall have completed its legal, financial, and technical due diligence on Party A and the DTT Tokens, with results satisfactory to Party B in its sole discretion.

(c) Party B shall have received a third-party valuation report for the DTT Tokens from a firm of its choosing, with a result acceptable to Party B’s board of directors.

(d) Party B shall have received and approved the final, executable version of the Smart Contract and its corresponding third-party audit report.

(e) Party A shall have delivered all documents required under Section 3.5(a) and 3.5(d).

(f) The board of directors of Party B shall have approved the transaction.

5. Confidentiality

Each Party shall maintain the confidentiality of this Agreement and any non-public information received from the other Party in connection herewith (“Confidential Information”). Neither Party shall disclose Confidential Information without the prior written consent of the other, except (a) to the extent required by applicable law, regulation, or court order, or (b) by Party B in connection with its obligations to make disclosures under the rules of the SEC or Nasdaq, including, without limitation, the filing of a Current Report on Form 8-K to disclose the execution of this Agreement and the transactions contemplated herein, and the filing of this Agreement as an exhibit to such report or Party B’s periodic reports. This confidentiality obligation shall survive termination or expiration of this Agreement.

6. Force Majeure

A Party affected by events beyond its reasonable control shall be excused from performance for the duration of such events, with notice to the other Party.

7. Breach and Remedies

7.1 Good Faith. Both Parties shall perform this Agreement in good faith.

7.2 Remedies. If a Party breaches this Agreement and causes loss to the other, the non-breaching Party may pursue all remedies available at law or in equity.

7.3 Failure to Cure. If Party A fails to cure a breach within the period specified by Party B in written notice, Party B may terminate this Agreement and pursue damages.

7.4 Indemnification Procedure. If any claim is commenced against Party B for which it is entitled to indemnification under Section 1.8 (a “Claim”), Party B shall give Party A prompt written notice of such Claim. Party B shall have the right to control the defense of such Claim with counsel of its own choosing, and Party A shall be responsible for all reasonable fees and expenses of such counsel. Party A shall have the right to participate in the defense of any Claim with its own counsel at its own expense. Party A shall not settle any Claim without Party B’s prior written consent, which may be withheld in Party B’s sole discretion, if such settlement imposes any non-monetary obligation on Party B or does not include a full and unconditional release of Party B from all liability with respect to such Claim.

8. Dispute Resolution

The Parties shall first attempt negotiation in good faith. If unresolved, disputes shall be brought exclusively in state or federal courts located in the State of New York, which shall have exclusive jurisdiction. Each Party irrevocably consents to such jurisdiction and venue.

9. Miscellaneous

This Agreement constitutes the entire understanding between the Parties with respect to the subject matter hereof and supersedes all prior negotiations and understandings; may only be amended in writing; may be executed in counterparts (including by electronic signature), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; is governed by and construed in accordance with New York law, without regard to conflicts of law principles; binds successors and permitted assigns, and creates no third-party beneficiary rights. Party B may assign this Agreement without Party A’s consent. All notices shall be in writing and delivered by email or courier. In the event of litigation, the prevailing Party shall be entitled to recover its reasonable attorneys’ fees and costs. Party A shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Party B may reasonably request to the extent necessary to effectively carry out the transactions contemplated by this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

Party A: DeeptradeX.ai (Signature)

By: /s/ Jason Jin

Name: Jason Jin

Title: Chief Executive Officer

Date: December 17, 2025

Party B: Professional Diversity Network, Inc. (Signature)

By: /s/ Xun Wu

Name: Xun Wu
Title: Chief Executive Officer
Date: December 17, 2025